UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐  Definitive Proxy Statement

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☐  Soliciting Material Pursuant to § 240.14a-12

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Boston Capital Tax Credit Fund IV Limited Partnership

One Boston Place

Suite 2100

Boston, MA 02108

(617) 624-8900

November 11, 2016

Dear Holders of Beneficial Assignee Certificates (“BAC Holders”):

A reminder for BAC Holders to submit their consent to the proposed amendment to amend the Agreement of Limited Partnership of Boston Capital Tax Credit Fund IV Limited Partnership (“BCTC IV” or the “Partnership”). The Consent Solicitation Statement of the Partnership dated September 21, 2016 (the “Consent Solicitation Statement”) and accompanying information regarding the proposed amendment to the Agreement of Limited Partnership (the “Partnership Agreement”) of BCTC IV were sent to you as an outstanding BAC Holder on or about September 21, 2016.

The General Partner recommends for the amendment of the Partnership Agreement. The General Partner makes this recommendation for reasons explained in further detail in the Consent Solicitation Statement, including that the amendment of the Partnership will provide the general partner of the Partnership with greater flexibility in disposing of its assets, which may allow for a more timely liquidation of each Series and the Partnership, which may free up previously suspended passive activity losses for the BAC Holders.

YOUR VOTE IS VERY IMPORTANT. FAILURE TO VOTE IN FAVOR OF THE AMENDMENT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AMENDMENT. IF THE AMENDMENT IS NOT APPROVED, THE GENERAL PARTNER WILL NEED TO MAKE MULTIPLE SOLICITATIONS TO THE VARIOUS SERIES FOR THE SALE OF THE FINAL ASSET OF EACH SERIES OR THE LIQUIDATION OF SUCH SERIES, WHICH WILL RESULT IN GREATER EXPENSE TO THE PARTNERSHIP.

To receive your vote, we recommend that you fax your consent form to AST Fund Solutions at 201-438-0292; vote by phone, toll free at 888-227-9349; or via the internet at http://www.proxyonline.com and follow the link to the Proxy voting website. In order to vote by phone or internet you will need the unique control number printed on the Proxy Card. Or, if you choose you can mail your Proxy Card to AST Fund Solutions, LLC, 48 Wall Street, 22nd Floor, New York, NY 10005. For a complete set of voting instructions please see the “Voting Procedures” section of the Consent Solicitation Statement or call Boston Capital Investor Services toll free at 1-800-955-2733.

Consent cards may be sent in indefinitely, until the requisite consent is obtained or the General Partner abandons the solicitation at its sole direction. Consent cards, however, will only remain valid for 12 months from the time they are signed and dated. If the amendment is approved by the holders of a majority of BACs, the General Partner will seek to market and sell the Partnership’s interest in the Operating Partnerships or the Apartment Complexes themselves upon the expiration of the applicable 15-year LIHTC compliance period. If holders of a majority of BACs do not approve or do not vote for the proposed amendment, the Partnership will continue to operate in its current state.

For a complete description of the proposed amendment and reasons for our recommendation in favor of the amendment, please see the Consent Solicitation Statement, filed as a definitive proxy statement with the Securities and Exchange Commission. The Consent Solicitation Statement may be accessed on the Internet through the SEC’s website at http://www.sec.gov, and is available in paper form to BAC Holders without charge upon written request to President, One Boston Place, Suite 2100, Boston, MA 02108 or by calling Boston Capital Investor Services, toll free at 1-800-955-2733.

In addition, if you have any questions or require assistance in completing or submitting your consent card, please call Boston Capital Investor Services, toll free at 1-800-955-2733.

Sincerely,

John P. Manning

President, C&M Management, Inc.,

the general partner of BCA Associates Limited Partnership,

the general partner of Boston Capital Associates IV Limited Partnership,

the general partner of Boston Capital Tax Credit Fund IV Limited Partnership